FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIFTH AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 18th day of Nov, 2008, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Adviser”), and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor), collectively the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A, the Adviser and the Distributor are parties to a Participation Agreement dated September 14, 1999, and amended April 20, 2000, May 1, 2002, April 26, 2005 and September 17, 2007 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional separate accounts to the list of separate accounts subject to this Agreement; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto;

WHEREAS, The Parties desire and agree to amend the Agreement by adding additional fund options; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “First GWL&A Account” shall now include the COLI VUL Series Account 1 (First GWL&A).

2.	All references to the “GWL&A Account” shall now include the COLI VUL Series Account 7 (GWL&A)

3.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

4.	Schedule B of the Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.

5.

GWL&A and First GWL&A agree that each has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act, unless such contracts are exempt from registration thereunder.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 18th day of Nov, 2008.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	11/13/08

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Robert K. Shaw

Name:	Robert K. Shaw
Title:	Sr. VP
Date:	11/14/08

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By its authorized officer,

By:	/s/ Otis H. Cowan

Name:	Otis H. Cowan
Title:	Vice President
Date:	1/8/09

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By its authorized officer,

By:	/s/ Cindy A. Johnson

Name:	Cindy A. Johnson
Title:	Vice President
Date:	12/5/08

SCHEDULE A

Contracts	Form Number	Account

Individual Flexible Premium	J355	COLI VUL-2 GWLA
Variable Universal Life	J355(NY)	COLI VUL-2 (NY) FGWL
	J500	COLI VUL-4 GWLA
	J500 (NY)	COLI VUL-4 (NY) FGWL
	PPVUL	COLI VUL-7 GWLA
	PPVUL - NY	COLI VUL-1 (NY) FGWL

Group Tax Deferred Annuity	GTDAMF92 Vol	FutureFunds
	GTDAMF92 ER	FutureFunds

SCHEDULE B

Designated Portfolios (offered either directly or indirectly to the Accounts)

Admin. Serv.
Name of Portfolio	Available Class	Reimb. Fees

American Century VP Capital Appreciation	Class I	30 bps

American Century VP Balanced	Class I	30 bps

American Century VP International	Class I	30 bps

American Century VP Value	Class I	30 bps

American Century VP Income & Growth	Class I	30 bps

American Century VP Ultra	Class I	30 bps

American Century VP Vista	Class I	30 bps

American Century VP Inflation Protection	Class I	5 bps

American Century VP Large Company Value	Class I	30 bps

American Century VP Mid Cap Value	Class I	30 bps

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